Exhibit 10.37
DATE
EMPLOYEE NAME
ADDRESS
Dear EMPLOYEE,
Mitel Networks is pleased to offer you full-time employment. Your position with us will be as a TITLE and you will report to MANAGER, MANAGER TITLE. Your start date will be DATE. The terms of your offer are outlined below.
COMPENSATION
Your annualized base compensation will be $ANNUAL SALARY. Your compensation will be reviewed each year in line with the common salary review program for all employees. In this position, you will not be eligible for overtime.
You will have the opportunity to participate in our Employee Stock Option Plan upon signing. The company will be recommending to the Compensation Committee of the Board of Directors that an option for # OPTIONS common shares be granted to you. The option will be effective on the date of approval of the compensation Committee and the share price will be the share price in effect on the date of approval. This option will exist while you are an Employee at Mitel Networks Corporation and will be subject to all other items in the plan including exercise period and method of payment.
BENEFITS
One of the advantages of working at Mitel is having access to an employee benefits program that is designed to meet your specific needs for health, dental care, and insurance coverage, a program that can be changed each year to reflect your evolving lifestyle, family situation and benefit priorities. Mitel will provide you with a Flexible Benefit Package. Complete information will be provided to you on your start date during your orientation with the Company.
This is just one of the many benefits that are available to you as an employee at Mitel Networks. For more information on our other benefits, please visit our web site at www.Mitel.com.
Your vacation will be accrued at a rate of X.XX hours per pay period, or NUMBER (X) weeks per year. The maximum carry-over at the end of each fiscal year is 4 weeks (20 days, or prorated) of vacation. Any outstanding vacation over these hours at the end of the fiscal year is forfeited if it has not been taken.
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EMPLOYEE NAME — Offer of Employment
DATE OF OFFER

COMPANY POLICIES
You are required to follow the Company’s policies and guidelines as communicated to you. The Policies @Work document is available to you through our internal Intranet site. It is recommended that you become familiar with our policies as the company’s policies and guidelines form part of your contract of employment.
Attached to this Letter of Offer are copies of the Internet Policy (Attachment “A”), the Code of Business Conduct (Attachment “B”) and the Directed Termination Due to Redundancy Policy (Attachment “C”). Mitel reserves the right to add, change, or delete any clause, at any time, within the Directed Termination Due to Redundancy Policy to reflect business requirements and to maintain its compliance with employment legislation.
PROBATIONARY PERIOD
A three (3) month probationary period, as defined by the Employment Standards Act, will commence with your start date.
As well, Mitel reserves the right to retract the offer or to terminate an accepted offer without any liability to you if any misrepresentation has been made or if a significant fact has not been disclosed to Mitel. If you require further clarification, please contact the Human Resources department.
INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY AGREEMENT
You will be required to sign the Mitel “Intellectual Property Rights & Confidentiality Agreement” form as a condition of employment. A copy of this form is enclosed for your review. You will be required to sign an original form on your first day.
The company reserves the right to change, with reasonable notice, any of the above terms and conditions of employment.
To indicate your acceptance of our offer of employment, please sign the bottom of this letter and return it to Human Resources by DATE. A copy of this letter is enclosed for your records.
We look forward to welcoming you to our team as you pursue your career with Mitel Networks. If you have any question about this letter or the enclosed materials, please feel free to contact us.
Yours sincerely,
ON BEHALF OF MITEL NETWORKS

HR REPRESENTATIVE	MANAGER NAME
Human Resources	MANAGER TITLE
Mitel Networks	Mitel Networks

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EMPLOYEE NAME — Offer of Employment
DATE

I accept the offer of employment with Mitel Networks, upon the terms and conditions set out in this letter, Attachment “A”, Attachment “B” and Attachment “C”.

Accepted	Date